EXHIBIT 8
                                                          EXHIBIT 23.5

        OPINION OF ALSTON & BIRD LLP REGARDING FEDERAL INCOME TAX MATTERS



                                  July 29, 1998

The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia  31401

Bryan Bancorp of Georgia, Inc.
9971 Ford Avenue
Richmond Hill, Georgia 31324

Ladies and Gentlemen:

     We have acted as counsel to The Savannah Bancorp, Inc., a corporation organized under the laws of the State of Georgia ("Savannah"), in connection with the proposed merger (the "Merger") of Bryan Bancorp of Georgia, Inc., a corporation organized under the laws of the State of Georgia ("Bryan"), with and into Savannah, pursuant to the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of February 11, 1998, by and between Savannah and Bryan.

     For purposes of the opinion set forth below, we have relied, with the consent of Bryan and the consent of Savannah, upon the accuracy and completeness of representations made to us (which representations we have neither investigated nor verified) contained in certificates dated July 29, 1998, from the management of Savannah and Bryan and have assumed that such representations will be complete and accurate as of the effective date of the Merger. We have also relied upon the accuracy of the Registration Statement on Form S-4 filed by Savannah (the "Registration Statement") and the Joint Proxy Statement/Prospectus included therein (together, the "Proxy Statement"). We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement.

     On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed appropriate, it is our opinion that, under presently applicable federal income tax law, the statements made in items (a) through (f) set forth under the heading "Certain Federal Income Tax Consequences" contained in the Proxy Statement are accurate and we incorporate such statements herein by reference.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            ALSTON & BIRD LLP


                                            By:    /s/ Terence J. Greene
                                                            A Partner